CERTIFICATION OF CHIEF EXECUTIVE OFFICER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Curtis B. McWilliams, the Chief Executive Officer of CNL Restaurant Properties, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2003.




                                               /s/ Curtis B. McWilliams
                                               ---------------------------------
                                               Curtis B. McWilliams
                                               Chief Executive Officer

                                               A   signed   original   of   this
                                               writtenstatement    required   by
                                               Section 906 has been  provided to
                                               the  Company and will be retained
                                               by the Company and  furnished  to
                                               the   Securities   and   Exchange
                                               Commission   or  its  staff  upon
                                               request.